UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2011
EQUITY ONE, INC.

(Exact name of registrant as specified in its charter)
Maryland

(State or other jurisdiction of incorporation)

001-13499	52-1794271

(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive
North Miami Beach, Florida	33179

(Address of principal executive offices)	(Zip Code)
(305) 947-1664

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Current Report on Form 8-K/A (the “ Amendment”) updates information disclosed in a Current Report on Form 8-K filed on May 4, 2011 (the “ Original Form 8-K”) by Equity One, Inc., a Maryland corporation (the “ Company”), relating to, among other things, the results of the Company’s 2011 annual meeting of stockholders held on May 2, 2011. The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes on executive compensation. No other changes have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders
     As previously disclosed in the Original Form 8-K, at the Company’s 2011 annual meeting of stockholders held on May 2, 2011, the Company’s stockholders voted to recommend, on a non-binding, advisory basis, consistent with the recommendation of the Company’s Board of Directors, that future stockholder advisory votes on executive compensation be held every year. Based on these results, the Company’s Board of Directors has determined that the Company will hold future stockholder advisory votes on executive compensation every year until the next required advisory vote on the frequency of holding such votes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.
Date: August 4, 2011	By:	/s/ Arthur L. Gallagher
Arthur L. Gallagher
Executive Vice President, General Counsel and Secretary